Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

CHESAPEAKE LODGING TRUST PROVIDES 2014 OUTLOOK

ANNAPOLIS, MD, January 21, 2014 – Chesapeake Lodging Trust (NYSE:CHSP), a lodging real estate investment trust (REIT), provided today its 2014 outlook. The Trust’s 2014 outlook is as follows (in millions, except pro forma RevPAR and per share amounts):

	2014 Outlook
	Low	High
CONSOLIDATED:

Net income available to common shareholders	$38.9	$43.7
Net income per diluted common share	$0.79	$0.89

Adjusted Corporate EBITDA	$131.2	$136.5

AFFO available to common shareholders	$93.1	$97.9
AFFO per diluted common share	$1.90	$2.00

Corporate general and administrative expense	$14.0	$14.7

Weighted-average number of diluted common shares outstanding	49.0	49.0

HOTEL PORTFOLIO:

17-Hotel Portfolio(1)
RevPAR	$167.00	$170.00
Pro forma RevPAR increase over 2013(2)	5.0%	7.0%
Adjusted Hotel EBITDA	$128.0	$133.0
Adjusted Hotel EBITDA Margin	32.5%	33.2%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	75 bps	150 bps

20-Hotel Portfolio
RevPAR	$162.00	$165.00
Pro forma RevPAR increase over 2013(2)	3.5%	5.5%
Adjusted Hotel EBITDA	$145.2	$151.2
Adjusted Hotel EBITDA Margin	31.4%	32.1%
Pro forma Adjusted Hotel EBITDA Margin increase over 2013(2)	25 bps	100 bps

(1)	Excludes the W Chicago – Lakeshore, the W New Orleans, and the Holiday Inn New York City Midtown – 31st Street, as these hotels will be undergoing comprehensive renovations during 2014.
(2)	The comparable 2013 period includes operating results for certain hotels prior to their acquisition by the Trust in 2013.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

The Trust’s 2014 outlook assumes a continuation of favorable U.S. lodging fundamentals driven by below historical average supply growth and an improving U.S. economy and lodging demand. The Trust’s 2014 outlook assumes no additional acquisitions, dispositions, or financing transactions.

“We are very excited about our prospects in 2014 as our hotel portfolio is well-positioned to take advantage of the continued improvement in the lodging industry,” said James L. Francis, Chesapeake Lodging Trust’s President and Chief Executive Officer. “We expect hotel fundamentals in 2014 to be stronger than 2013 as new room supply is expected to remain below historical levels and hotel demand continues to strengthen with the recovery in the U.S. economy.” Mr. Francis continued, “Despite the renovation displacement we expect in 2014 at three of our hotels, we believe we can still deliver very solid top-line and bottom-line growth. The incremental cash flow and value that we expect to generate as a result of these renovations will provide outsized growth in 2015 and beyond.”

The Trust’s 2014 outlook includes expected displacement resulting from (1) the comprehensive renovation at the 520-room W Chicago – Lakeshore, which commenced in the third quarter of 2013 and is expected to be completed in the second quarter of 2014, (2) the comprehensive renovation at the 410-room W New Orleans to reposition the hotel to the Le Meridien brand, which is expected to commence in the second quarter of 2014 and be completed in the fourth quarter of 2014, and (3) the expected two-month closure in the third quarter of 2014 of the 122-room Holiday Inn New York City Midtown – 31st Street to reposition the hotel. The Trust estimates the impact of the displacement in 2014 from these renovations on Hotel EBITDA to be between $6.0 million and $6.5 million.

NON-GAAP FINANCIAL MEASURES

Funds from operations (FFO), FFO available to common shareholders, Adjusted FFO (AFFO) available to common shareholders, net income before interest, income taxes, and depreciation and amortization (Corporate EBITDA), Adjusted Corporate EBITDA, Hotel EBITDA, Adjusted Hotel

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

EBITDA and Adjusted Hotel EBITDA Margin are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. The Trust believes these non-GAAP financial measures are useful to investors as key measures of its operating performance. Reconciliations of these non-GAAP financial measures to the most comparable GAAP measure are included in the accompanying financial tables.

FFO – The Trust calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization, impairment charges, gains (losses) from sales of real estate, the cumulative effect of changes in accounting principles, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. By excluding the effect of depreciation and amortization and gains (losses) from sales of real estate, both of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, the Trust believes that FFO provides investors a useful financial measure to evaluate the Trust’s operating performance.

FFO available to common shareholders – The Trust reduces FFO for preferred share dividends and dividends declared on and earnings allocated to unvested time-based awards (consistent with adjustments required by GAAP in reporting net income available to common shareholders and related per share amounts). FFO available to common shareholders provides investors another financial measure to evaluate the Trust’s operating performance after taking into account the interests of holders of the Trust’s preferred shares and unvested time-based awards.

AFFO available to common shareholders – The Trust further adjusts FFO available to common shareholders for certain additional recurring and non-recurring items that are not in NAREIT’s

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

definition of FFO. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that AFFO available to common shareholders provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Corporate EBITDA – Corporate EBITDA is defined as net income before interest, income taxes, and depreciation and amortization. The Trust believes that Corporate EBITDA provides investors a useful financial measure to evaluate the Trust’s operating performance, excluding the impact of the Trust’s capital structure (primarily interest expense) and the Trust’s asset base (primarily depreciation and amortization).

Adjusted Corporate EBITDA – The Trust further adjusts Corporate EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for hotel acquisition costs and non-cash amortization of intangible assets and liabilities, including air rights contracts, ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Corporate EBITDA provides investors with another financial measure of its operating performance that provides for greater comparability of its core operating results between periods.

Hotel EBITDA – Hotel EBITDA is defined as total revenues less total hotel operating expenses. The Trust believes that Hotel EBITDA provides investors a useful financial measure to evaluate the Trust’s hotel operating performance.

Adjusted Hotel EBITDA – The Trust further adjusts Hotel EBITDA for certain additional recurring and non-recurring items. Specifically, the Trust adjusts for non-cash amortization of intangible assets and liabilities, including ground lease assets and unfavorable contract liabilities, deferred franchise costs, and deferred key money, all of which are recurring items. The Trust believes that Adjusted Hotel EBITDA provides investors with another useful financial measure to evaluate the Trust’s hotel operating performance.

PRESS RELEASE For Immediate Release Contact: Douglas W. Vicari (410) 972-4142

Adjusted Hotel EBITDA Margin – Adjusted Hotel EBITDA Margin is defined as Adjusted Hotel EBITDA as a percentage of total revenues. The Trust believes that Adjusted Hotel EBITDA Margin provides investors another useful financial measure to evaluate the Trust’s hotel operating performance.

ABOUT CHESAPEAKE LODGING TRUST

Chesapeake Lodging Trust is a self-advised lodging real estate investment trust (REIT) focused on investments primarily in upper-upscale hotels in major business and convention markets and, on a selective basis, premium select-service hotels in urban settings or unique locations in the United States. The Trust owns 20 hotels with an aggregate of 5,932 rooms in eight states and the District of Columbia. Additional information can be found on the Trust’s website at www.chesapeakelodgingtrust.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts, such as the Trust’s expectations regarding the future Hotel EBITDA and Adjusted Hotel EBITDA of its existing hotels and the Trust’s 2014 outlook. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: the Trust’s ability to complete acquisitions; the Trust’s ability to continue to satisfy complex rules in order for it to remain a REIT for federal income tax purposes; and other risks and uncertainties associated with the Trust’s business described in its filings with the SEC. Although the Trust believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of January 21, 2014, and the Trust undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Trust’s expectations, except as required by law.

CHESAPEAKE LODGING TRUST

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

The following table calculates forecasted Hotel EBITDA and Adjusted Hotel EBITDA for the 17-hotel portfolio and the 20-hotel portfolio for the year ending December 31, 2014:

	Year Ending December 31, 2014
	17-Hotel Portfolio		20-Hotel Portfolio
	Low	High	Low	High

Total revenue	$394,400	$400,600	$462,400	$470,300
Less: Total hotel operating expenses	266,100	267,300	316,900	318,800

Hotel EBITDA	128,300	133,300	145,500	151,500

Less: Non-cash amortization(1)	(300)	(300)	(300)	(300)

Adjusted Hotel EBITDA	$128,000	$133,000	$145,200	$151,200

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, and unfavorable contract liability.

The following table reconciles forecasted net income to Corporate EBITDA and Adjusted Corporate EBITDA for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High

Net income	$49,060	$53,860
Add: Depreciation and amortization	53,970	53,970
Interest expense	27,210	27,210
Income tax expense	750	1,250
Less: Interest income	(10)	(10)

Corporate EBITDA	130,980	136,280

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

Adjusted Corporate EBITDA	$131,200	$136,500

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

The following table reconciles forecasted net income to FFO, FFO available to common shareholders, and AFFO available to common shareholders for the year ending December 31, 2014:

	Year Ending December 31, 2014
	Low	High

Net income	$49,060	$53,860
Add: Depreciation and amortization	53,970	53,970

FFO	103,030	107,830

Less: Preferred share dividends	(9,690)	(9,690)
Dividends declared on unvested time-based awards	(490)	(490)
Undistributed earnings allocated to unvested time-based awards	—	—

FFO available to common shareholders	92,850	97,650

Add: Hotel acquisition costs	—	—
Non-cash amortization(1)	220	220

AFFO available to common shareholders	$93,070	$97,870

FFO per common share - basic and diluted	$1.89	$1.99

AFFO per common share - basic and diluted	$1.90	$2.00

Weighted-average number of diluted common shares outstanding	49,002	49,002

(1)	Includes non-cash amortization of ground lease asset, deferred franchise costs, deferred key money, unfavorable contract liability, and air rights contract.

CHESAPEAKE LODGING TRUST

CURRENT HOTEL PORTFOLIO

Hotel		Location	Rooms	Purchase Price (in millions)	Acquisition Date

1	Hyatt Regency Boston	Boston, MA	502	$112.00	March 18, 2010
2	Hilton Checkers Los Angeles	Los Angeles, CA	193	46.00	June 1, 2010
3	Courtyard Anaheim at Disneyland Resort	Anaheim, CA	153	25.00	July 30, 2010
4	Boston Marriott Newton	Newton, MA	430	77.25	July 30, 2010
5	Le Meridien San Francisco	San Francisco, CA	360	143.00	December 15, 2010
6	Homewood Suites Seattle Convention Center	Seattle, WA	195	53.00	May 2, 2011
7	W Chicago - City Center	Chicago, IL	403	128.80	May 10, 2011
8	Hotel Indigo San Diego Gaslamp Quarter	San Diego, CA	210	55.50	June 17, 2011
9	Courtyard Washington Capitol Hill/Navy Yard	Washington, DC	204	68.00	June 30, 2011
10	Hotel Adagio San Francisco, Autograph Collection	San Francisco, CA	171	42.25	July 8, 2011
11	Denver Marriott City Center	Denver, CO	613	119.00	October 3, 2011
12	Holiday Inn New York City Midtown - 31st Street	New York, NY	122	52.20	December 22, 2011
13	W Chicago - Lakeshore	Chicago, IL	520	126.00	August 21, 2012
14	Hyatt Regency Mission Bay Spa and Marina	San Diego, CA	429	62.00	September 7, 2012
15	The Hotel Minneapolis, Autograph Collection	Minneapolis, MN	222	46.00	October 30, 2012
16	Hyatt Place New York Midtown South	New York, NY	185	76.25	March 14, 2013
17	W New Orleans - French Quarter	New Orleans, LA	97	25.50	March 28, 2013
18	W New Orleans	New Orleans, LA	410	65.00	April 25, 2013
19	Hyatt Fisherman’s Wharf	San Francisco, CA	313	103.50	May 31, 2013
20	Hyatt Santa Barbara	Santa Barbara, CA	200	61.00	June 27, 2013

			5,932	$1,487.25